Exhibit 10.4.1

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 1 of 24


Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                               EXECUTED AGREEMENT

                 LORAL SKYNET/PLAYBOY ENTERNTAINMENT GROUP, INC.
                       DIGITAL CHANNEL PLATFORM AGREEMENT

                                                      Contract Number GSS0210100

            This Digital Channel Platform Agreement (the "Agreement") is made and entered into as of this 4th day of February, 2003, by and between Loral Skynet(R)(1), a Division of Loral SpaceCom Corporation, a Delaware corporation having a place of business at 500 Hills Drive, Bedminster, New Jersey 07921 (hereinafter "SKYNET," which expression shall include its successors and permitted assigns), and Playboy Entertainment Group, Inc., a Delaware corporation having its principal place of business at 2706 Media Center Drive, Los Angeles, California 90065 (hereinafter "PLAYBOY," which expression shall include its successors and permitted assigns). PLAYBOY and SKYNET will be referred to collectively herein as the "Parties," and each individually as a "Party."

                               W I T N E S S E T H

            WHEREAS, SKYNET operates a domestic satellite system and offers services to commercial customers on such satellite system;

            WHEREAS, PLAYBOY provides, among other things, cable/satellite television programming, studio production services and compression/encryption/uplink service to itself and/or other third parties;

            WHEREAS, SKYNET and PLAYBOY desire to create and market to potential customers a multi-channel video and audio transmission service, including video compression, uplink, and satellite capacity via SKYNET's Telstar 7 satellite; and

            WHEREAS, SKYNET and PLAYBOY each agrees to perform certain obligations and duties set forth herein and to abide by the terms of this Agreement;

----------
(1)   SKYNET and its logo are registered trademarks of Loral SpaceCom
      Corporation.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 2 of 24


            NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.    CONTRACT DOCUMENTS AND DEFINITIONS

            1.1 Contract Documents. The contract documents consist of this Agreement and the following Appendices, as each may be amended from time to time, which are attached hereto and incorporated into this Agreement by this reference:

      Appendix 1 MCPC Technical Specifications/Engineering/Operations Plan Appendix 2 Non-Disclosure Agreement, dated October 15, 2002

            1.2 Definitions. Terms that begin in capital letters, other than names of Parties and Section headings, used in the various Sections of this Agreement, whether singular or plural, shall have the meanings specified below, unless otherwise defined in the text of this Agreement.

            "Affiliate" of a Party shall mean: (i) a Person directly or indirectly (through one or more intermediaries) controlling, controlled by, or under common control with that Party; or (ii) any executive officer, director, or general partner of that Party. For the purposes of this definition "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Background Information" shall mean all Confidential Information and Intellectual Property of such Party in any form, including the specifications, designs, engineering details, marketing analyses, certification procedures, business models, and other data pertaining to the provision of Services hereunder.

            "Bankruptcy Exception" shall mean all applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally.

            "Confidential Information" shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other Party, which is marked confidential, restricted, proprietary, or with similar designation, including: (i) all specifications, drawings, designs, documents, correspondence, software, documentation, source code, data, and other materials and work products produced in the course of performance of this Agreement, (ii) all information concerning the operation, businesses, or affairs of a Party or the relation of such Party with its customers, employees, and service providers (including customer lists, customer information, account information, and consumer markets), (iii) software provided to a Party hereto by or through the other Party, and (iv) other information, systems, and designs and architecture, and data stored on magnetic media or otherwise or communicated orally by any Party, and obtained,

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 3 of 24


received, transmitted, processed, stored, archived, or maintained by a Party under this Agreement. "Confidential Information" shall not include any information (i) that (a) the Party receiving the information was already in possession of prior to disclosure thereof by the Party furnishing the information, (b) was then available to the public, or (c) becomes available to the public at no fault to the Party receiving the information; (ii) that is disclosed pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; (iii) that is in the public domain through no fault of the receiving Party; (iv) that is independently developed by the receiving Party; or (v) that is lawfully disclosed to the receiving Party by a third party without breach of any confidentiality restrictions. For purposes limited to this definition only, "Party" shall also include Affiliates of such Party.

            "Customers" shall mean Persons directly contracting for Services from SKYNET and/or PLAYBOY.

            "Failure" shall mean any of the following: (1) the failure of the uplinking or video compression equipment; (2) the inability to pass signals through a space segment when it is illuminated with any authorized transmitted carrier; or (3) an occurrence of multiple or consecutive Interruptions, for specified periods, as may be set forth in applicable contracts between SKYNET and Customers and as measured by PLAYBOY and/or SKYNET's Hawley, Pennsylvania earth station; provided that in each case the affected Customer shall have vacated its signal to permit verification.

            "Foreground Information" shall mean the Confidential Information and Intellectual Property developed by one or both of the Parties in connection with the performance of this Agreement, which shall not include any Background Information of either Party.

            "Fully Protected," with respect to the Telstar 7 satellite, shall mean that, in the event of a Failure not caused by a Customer, the Customer's space segment service will be restored on spare equipment on the satellite at the time of Failure or on a comparable space segment on the same satellite, or on another SKYNET satellite then in orbit, as may be set forth in applicable contracts between SKYNET and Customers. Fully Protected transponders are Non-Preemptible.

            "Indemnification Claim" shall mean a claim for indemnification under
Section 8 of this Agreement.

            "Indemnitee," "PLAYBOY Indemnitee," or "SKYNET Indemnitee" shall mean a Party, an Affiliate of a Party, and the respective officers, directors, employees, agents, successors, and assignees of each.

            "Indemnitor" shall mean PLAYBOY or SKYNET, as the case may be.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 4 of 24


            "Intellectual Property" shall mean any and all patents, patentable inventions, discoveries, improvements, ideas, methodologies, processes, databases, and software (including source code and object code), programming tools, drawings, specifications, diagrams (including systems, sub-systems, and board level), manuals, and documentation, copyrights in writings, designs, mask works, know-how, trade secrets (including confidential and other non-public information), trademarks, trade names, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, and any other similar rights or interests in intellectual property.

            "Interruption" shall mean a period during which the Services fail to meet the performance specifications for such Services, as may be set forth in applicable contracts between SKYNET and Customers and as measured by PLAYBOY and/or SKYNET's Hawley, Pennsylvania earth station.

            "Law" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute having jurisdiction over a Party or its assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any regulatory authority.

            "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

            "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property taxes not yet due and payable, and (ii) Liens that do not materially impair the use of or title to the assets subject to such Lien.

            "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, or governmental or other examination, investigation, hearing, or administrative or other proceeding relating to or affecting a Party, its business, its assets (including contracts related to it), or the transactions contemplated by this Agreement.

            "Losses" shall mean any and all demands, claims, actions, or causes of action, assessments, losses, diminution in value, damages, liabilities, settlements, judgments, payments, fines, penalties, costs, and expenses, including interest, penalties,

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 5 of 24


cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

            "MCPC" shall mean the multi-channel per carrier video and audio transmission service as described in the Operations Plan.

            "Non-Preemptible," with respect to the Telstar 7 satellite, shall mean that transponder service may not be preempted to restore any other customer's protected service.

            "Operations Plan" shall mean the MCPC Technical
Specifications/Engineering/ Operations Plan attached as Appendix 1 and incorporated into this Agreement by reference.

            "Optional Services" shall mean those optional Services that may be provided by PLAYBOY to Customers, as described in Section 3.2.3 of this Agreement and the Operations Plan.

            "Party" shall mean a party to this Agreement.

            "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

            "Platform" shall mean the MCPC platform, combining space segment, uplinking, and video compression, as described in Section 2 of this Agreement.

            "Services" shall mean the Third-Party Channels on the Platform and associated uplinking, video compression, authorization/deauthorization, and other services to be marketed and sold to Customers pursuant to this Agreement, including any Optional Services, as applicable, that may be provided by PLAYBOY to Customers.

            "Third-Party Channels" shall mean the digital compressed video channels on the Platform available to be leased by third-party content providers other than PLAYBOY.

            "Third Party Claim" shall mean any Litigation that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which the Indemnitee may seek indemnification under Section 8.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 6 of 24


2.    PLATFORM CONFIGURATION

            The Parties hereto agree to establish the MCPC Platform on two Telstar 7 C-Band transponders as described more fully in the Operations Plan, configured as follows:

            Each transponder will consist of eight (8) digital compressed video channels, statistically multiplexed with a maximum 5mbps limit set on each channel. PLAYBOY will transmit eight (8) digital compressed video channels to the two Telstar 7 C-Band transponders. SKYNET will have sole responsibility for leasing the remaining eight (8) Third-Party Channels to third-party content provider Customers. The respective number of PLAYBOY and third-party Customer channels allocated to each of the two transponders will be configured so to provide maximum value to end-users. The initial allocation of each third-party Customer channel to one of the two transponders shall be as solely determined by PLAYBOY. Any subsequent change to the allocation shall require the consent of both Parties.

3.    SCOPE OF SERVICES AND COMPENSATION

            3.1 SKYNET Obligations. SKYNET shall be responsible during the term of this Agreement to provide or cause to be provided the following portion of the Platform and Services, subject to the terms hereof:

                  3.1.1 Satellite Capacity. SKYNET shall provide two Fully Protected 36 MHz C-Band transponders (Transponders C5 and C23) on its Telstar 7 satellite (the "Satellite Capacity"). One of these transponders, Transponder C5, has already been leased to PLAYBOY under a separate agreement between SKYNET and PLAYBOY, dated as of October 1, 2001 (hereinafter referred to as the "Space Segment Agreement"). The provision of the Satellite Capacity on Transponder C5 shall be subject to the terms and conditions of the Space Segment Agreement. If there exists any conflict between the terms and conditions contained in the Space Segment Agreement and this Agreement, the Space Segment Agreement terms and conditions shall control.

                  SKYNET's failure to provide Satellite Capacity in conformance with this Section 3.1.1 shall be deemed a material breach of this Agreement.

                  Satellite Capacity provided herein is comprised of: (1) bare transponder capacity; (2) telemetry, tracking, and control ("TT&C") of the Telstar 7 satellite; and (3) maintenance of the Telstar 7 satellite used to provide said bare transponder capacity. During the term of the Agreement SKYNET shall have the right to make intra-satellite changes to any of the Satellite Capacity assignments, provided, that such changes are directly related and limited to: (1) an operational concern that affects the health of the Telstar 7 satellite; (2) an interference issue which otherwise cannot be corrected; or (3) regulatory issues or concerns. If required, such assignment change shall be made with not less than thirty (30) days prior written notice to PLAYBOY.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 7 of 24


                  3.1.2 Transponder Protection. In the event of Failure of the Satellite Capacity, SKYNET shall restore the Satellite Capacity on spare equipment on the satellite at the time of Failure or on a comparable space segment on the same satellite, or on another SKYNET satellite then in orbit.

                  3.1.3 Sales and Marketing. SKYNET will have primary responsibility for direct sales activities and marketing of the Platform and Services, and shall provide the personnel (including sales, marketing, and customer service personnel) necessary to fulfill orders for the Services that are placed in compliance with a contract previously executed between SKYNET and a Customer (a "Customer Contract").

                  3.1.4 Customer Contracts. SKYNET will enter into Customer Contracts for Services directly with Customers, upon such terms and conditions as may be agreed between SKYNET and the Customers, and will provide the Services set forth in this Section 3.1 (exclusive of any Optional Services to be provided by PLAYBOY pursuant to Section 3.2 of this Agreement) as required in connection with the Customer Contracts.

                  3.1.5 Customer Care and Technical Support. SKYNET will establish and provide Customer Care and Technical Support functions for Customers, which will include providing information to PLAYBOY regarding Customer conditional access activation/ deactivation requirements, for cable headends and direct-to-home service providers, as described more fully in the Operations Plan.

                  3.1.6 No Additional Obligations. Except as expressly set forth herein, SKYNET shall not be obligated nor shall it be authorized to perform any of the obligations or duties of PLAYBOY set forth in Section 3.2 below.

            3.2 PLAYBOY Obligations. PLAYBOY shall be responsible during the term of this Agreement to provide or cause to be provided the following portion of the Services, subject to the terms hereof:

                  3.2.1 Satellite Capacity. PLAYBOY agrees to contribute its 36 MHz Fully Protected C-Band Transponder C5, as described in Section 3.1.1, to the Platform.

                  3.2.2 Uplink and Video Compression. PLAYBOY will provide uplink and video compression services for the Platform, using Motorola Digicipher II Plus Compression, as more fully described in the Operations Plan.

                  3.2.3 Optional Services. PLAYBOY will provide to SKYNET, for sale to Customers, a list of Optional Services, such as downlink and turnaround services, playback origination, and other services that PLAYBOY may elect to provide to Customers, as more fully described in the Operations Plan. Unless the Parties agree otherwise, SKYNET will collaborate with PLAYBOY to sell and bill such Optional

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 8 of 24


Services to Customers on PLAYBOY's behalf, and will remit service charges corresponding to such Optional Services to PLAYBOY. Nothing contained herein shall prevent PLAYBOY from directly entering into contracts with Customers to provide such Optional Services.

                  3.2.4 Andrita Studios. PLAYBOY will provide the uplink, video compression, and Optional Services from its Andrita Studios facility in Los Angeles, California. The Andrita Studios facility will also manage conditional access for cable headends receiving programming on the Platform, as more fully described in the Operations Plan. The Andrita Studios facility shall be staffed so as to provide operational support for such services to SKYNET on a full-time, 24 hours per day, 7 days per week, 365/366 days per year basis. PLAYBOY's failure to operate its Andrita Studios facility and provide the services described in this Section 3.2 and the Operations Plan in accordance with this Agreement shall be deemed a material breach of this Agreement. PLAYBOY will provide, upon request by SKYNET, daily trouble reports.

                  3.2.5 Sales and Marketing. PLAYBOY will assist SKYNET, as SKYNET may reasonably request, in the sales and marketing of the Platform and Services.

                  3.2.6 Customer Contracts. PLAYBOY will provide the Optional Services as described in this Section 3.2 and the Operations Plan as required in connection with Customer Contracts. PLAYBOY shall not have, and shall not represent to any Person that it has, any authority to bind SKYNET with respect to any Customer Contracts.

                  3.2.7 No Additional. Obligations. Except as expressly set forth herein, PLAYBOY shall not be obligated nor shall it be authorized to perform any of the obligations or duties of SKYNET set forth in Section 3.1 above.

            3.3 Expenses and Compensation.

                  3.3.1 Payment of Expenses. Except as may be provided in this Agreement , each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

                  3.3.2 Pricing. SKYNET shall have sole responsibility and authority for determining the prices for the sales to Customers of the Third-Party Channels on the Platform. Notwithstanding the foregoing, SKYNET may not agree to lease any Third-Party Channel to a Customer at less than ***** per month without the prior approval of PLAYBOY, which approval shall not be unreasonably withheld or delayed.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                    Page 9 of 24


                  PLAYBOY shall have sole responsibility and authority for determining the prices for the sales of Optional Services, but agrees that its rates shall be competitive with industry rates for the provision of similar services.

                  PLAYBOY and SKYNET shall use their standard credit/risk assessment policies when evaluating a potential Customer to determine whether a security deposit or some other form of security for non-payment is required from the Customer.

                  3.3.3 Revenue Share. SKYNET and PLAYBOY agree to share the gross revenues received by SKYNET from Customers relating to the lease of the eight Third-Party Channels on PLAYBOY's Transponder C5 and the SKYNET transponder, excluding any revenues attributable to any Optional Services provided by PLAYBOY, as follows:

                               *****                      *****
                               -----                      -----
Leased channels 1-2:           *****                      *****
Leased channels 3-5:           *****                      *****
Leased channels 6-8:           *****                      *****

                  SKYNET shall collect service charges from Customers pursuant to the Customer Contracts executed between SKYNET and the Customer, *****, subject to adjustment, as necessary, at the end of each calendar quarter. Unless the Parties otherwise agree, ***** agreements between SKYNET and PLAYBOY for space segment capacity. To the extent that the amount of PLAYBOY's revenue share for any given month exceeds the amount of monthly charges due from PLAYBOY to SKYNET for space segment capacity, SKYNET shall issue a check to PLAYBOY for the difference. SKYNET shall have no obligation to remit to PLAYBOY, and PLAYBOY shall not be entitled to receive, any share of the Customer revenues until such revenues are collected and received by SKYNET.

                  ***** in the manner set forth above.

                  PLAYBOY shall enter in contracts with customers with respect to its own channels on the Platform. Such sales are outside the scope of this Agreement, and create no obligation of PLAYBOY to share any of the revenues generated from such channels.

                  3.3.4 Interruptions and Failure Credits. The Parties recognize that Failures or Interruptions may occur with respect to the Services. Customers may be credited for outages and interruptions, pursuant to the terms and conditions of the applicable Customer Contracts. Any such credits shall reduce the gross revenues to be shared between SKYNET and PLAYBOY, but, subject to
Section 8 of this Agreement, shall not otherwise give rise to any claims, rights, obligations, or liabilities as between SKYNET and PLAYBOY. SKYNET will not issue credits for outages or interruptions in

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 10 of 24


excess of what is required in any Customer Contract without the prior approval of PLAYBOY.

                  3.3.5 Customer Non-Payment or Breach. In the event that a Customer fails to make payment for Services by the applicable due date or otherwise is in material breach of the Customer Contract, and the Customer Contract provides that such failure to pay or material breach gives SKYNET the right to terminate the Customer Contract, SKYNET may, without the prior consent of PLAYBOY, elect not to terminate the Customer Contract. In such event, SKYNET shall remit to PLAYBOY the share of the revenues (including Optional Services revenues) that would be due to PLAYBOY if the Customer were current in its payments or were not in material breach of the Agreement, pursuant to Section
3.3.3 of this Agreement, in advance on or before the beginning of the month in which the corresponding Services are to be rendered to the Customer, until such time as the non-payment or material breach of the Customer Contract is cured or the Customer Contract is terminated, whichever is earlier. This Section 3.3.5 shall not apply to the extent that both Parties agree not to terminate a Customer.

4.    RIGHT OF PLAYBOY TO UNUSED CHANNELS

During the term of this Agreement, PLAYBOY shall have the right to utilize any unused Third-Party Channels on the Platform at the rate of ***** per month, payable to SKYNET. Such capacity shall be subject to preemption by SKYNET for Customer Contracts, upon at least ten (10) business days notice to PLAYBOY, and will be otherwise subject to the terms and conditions of the Space Segment Agreement. In the event of preemption SKYNET shall use reasonable efforts to provide similar capacity on other available SKYNET space segment. At such time as there remains one (1) available Third-Party Channel on the Platform, unless the last Third-Party Channel is sold together with other Third-Party Channels, PLAYBOY shall automatically be granted an option to lease such remaining Third-Party Channel at a rate of ***** per month. PLAYBOY shall have thirty (30) days to exercise the option and notify SKYNET of its intention to enter into an agreement for such last channel for the remaining term of this Agreement and upon such other terms and conditions set forth in that certain Space Segment Agreement. Section 3.3.3 of this Agreement shall not apply to any such use by PLAYBOY.

5.    JOINT OBLIGATIONS AND RIGHTS

            5.1 Identification and Pursuit of Offerings. PLAYBOY and SKYNET shall cooperate in good faith and use their respective commercially reasonable efforts and resources to provide sales leads and to generally support sales of the Platform and Services.

            5.2 Service Level Commitments. Each of PLAYBOY and SKYNET shall perform its obligations (i) in the manner set forth herein and in the Operations Plan,

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 11 of 24


and (ii) if not expressly set forth herein, in a manner commercially reasonable for a company in the same industry (collectively, the "Service Levels"). Except as expressly set forth herein, if a Party fails to meet any Service Level, it shall promptly (a) investigate the causes of the problem, (b) use all commercially reasonable efforts to correct the problem, (c) begin meeting the Service Levels as soon as practicable and (d) reasonably advise the other Party of the status of remedial efforts being undertaken with respect to such problems. The other Party will cooperate and assist in determining, identifying, and correcting such problems. On a quarterly basis, the Parties shall review the Service Levels and any failures to meet such Service Levels and make any adjustments to the Service Levels as the Parties deem appropriate.

            5.3 Non-Competition. During the term of this Agreement, SKYNET shall not: (i) acquire content for any of the Third-Party Channels on the Platform from any Person that produces or provides adult entertainment video programming that competes with PLAYBOY's adult entertainment programming or (ii) until all of the Third-Party Channels have been leased, enter into any other similar revenue sharing agreement, as described herein, with any Person originating a similar C-Band, cable Platform from the States of Oregon, Washington or California. PLAYBOY shall not enter into any agreement with any other provider of space segment capacity (e.g., PanAmSat) for the creation and/or marketing of a multi-channel digital platform similar to the Platform hereunder. Nothing contained herein shall preclude PLAYBOY from distributing its programming via an alternative transmission provider including, but not limited to, Headend In The Sky (HITS), iN-Demand L.L.C. and/or TVN Entertainment Corporation. Any Party which engages in any activities in violation of this Section shall be deemed in material breach of this Agreement.

            5.4 Right to Approve Content. Other than any PLAYBOY programming which may be included on the Platform as provided in Section 4, no programming or other video channel content may be added to the Platform for sale to Customers without the prior approval of both SKYNET and PLAYBOY, which approval shall not be unreasonably withheld or delayed.

            5.5 Customer Default or Termination. Subject to Section 3.3.5 and
Section 8 of this Agreement, and notwithstanding any other provision in this Agreement to the contrary, the default or termination of a Customer under contract with SKYNET for Services, whether such default or termination is with or without cause under the Customer Contract, shall not give rise to any claims, rights, obligations, or liabilities of the Parties as against each other.

6.    REPRESENTATIONS AND WARRANTIES

            6.1 Representations and Warranties of PLAYBOY. PLAYBOY hereby represents and warrants to SKYNET as follows:

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 12 of 24


                  6.1.1 PLAYBOY is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. PLAYBOY has all requisite corporate power and authority to own, lease, and operate its properties, to carry on its business as now being conducted, and to execute and deliver this Agreement and to perform its terms.

                  6.1.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PLAYBOY. This Agreement has been duly and validly executed by PLAYBOY and, assuming this Agreement constitutes a valid and binding agreement of SKYNET, represents a valid and binding obligation of PLAYBOY, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation, or default, or create a Lien, under the Articles of Incorporation or Bylaws of PLAYBOY or any Law or any judgment, decree, governmental permit or license, or permit, indenture, or other material agreement or instrument of PLAYBOY or to which PLAYBOY is subject.

                  6.1.3 PLAYBOY understands and agrees that neither this Agreement nor the provision of Services hereunder shall, or shall be deemed to, convey title or any other ownership interest to PLAYBOY, in or to SKYNET's Telstar 7 satellite or any equipment, software, or other property used by SKYNET in connection with the performance of this Agreement.

            6.2 Representations and Warranties of SKYNET. SKYNET hereby represents and warrants to PLAYBOY as follows:

                  6.2.1 SKYNET is a division of Loral SpaceCom Corporation, which is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Loral SpaceCom Corporation has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

                  6.2.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SKYNET. This Agreement has been duly and validly executed by SKYNET and, assuming this Agreement constitutes a valid and binding agreement of PLAYBOY, represents a valid and binding obligation of SKYNET, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation, or default, or create a Lien, under the Articles of Incorporation or Bylaws of Loral SpaceCom Corporation or any Law or any judgment, decree, governmental permit or license, or permit, indenture, or other material agreement

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 13 of 24


or instrument of Loral SpaceCom Corporation or to which Loral SpaceCom Corporation is subject.

                  6.2.3 SKYNET understands and agrees that neither this Agreement nor the provision of Services hereunder shall, or shall be deemed to, convey title or any other ownership interest to SKYNET, in or to the PLAYBOY Andrita Studios facility or any equipment, software, or other property used by PLAYBOY in connection with the performance of this Agreement.

7.    INTELLECTUAL PROPERTY

            7.1 Rights to Intellectual Property. Except as set forth in this
Section 7 below, nothing contained in this Agreement shall be construed as either Party's licensing or granting to the other Party any rights to Intellectual Property owned or used by such first Party or its Affiliates without its prior written consent.

            7.2 Party Trade Names. Each Party grants to the other limited permission (without expense) to utilize certain of that Party's designated trademarks, trade names, trade devices, logos, codes, insignia, and symbols (collectively, the "Marks") in advertising and promotion of the Platform and the Services, provided such use is approved in advance in writing by such Party and conforms to the standards and guidelines of such Party and the terms of this
Section 7.2. Marks may be used only to advertise and promote the Platform and the Services during the term of this Agreement and may not be used in any other way or in connection with any other products or services. Nothing in this Agreement creates in the other Party, and the other Party agrees not to assert, any rights in the Marks. Neither Party may use any Mark or otherwise refer to the other Party in any public advertisement or promotion without having first submitted such advertisement or promotion to such other Party for express written approval with respect to, but not limited to, content, style, appearance, composition, timing, and media.

            7.3 Proprietary Rights. Each Party hereto acknowledges that it does not intend to transfer any Confidential Information or Intellectual Property to the other Party in connection with this Agreement. Notwithstanding the foregoing, any Intellectual Property or Foreground Information produced by collaboration of the Parties wherein each Party has made an inventive contribution, to the extent it does not incorporate any Background Information of either Party, shall be jointly owned by the Parties without any appropriate right or obligation of accounting to the other Party for profits from exploitation of the rights, and licensed by each Party to the other on a non-exclusive, irrevocable, royalty-free, perpetual, and worldwide basis. Subject to the preceding sentence, any Foreground Information produced solely by one Party hereunder or wherein only one Party has made an inventive contribution, to the extent it does not incorporate any Background Information of the other Party, shall be the sole property of such first Party.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 14 of 24


            7.4 Background Information.

            Each Party hereto acknowledges that it may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be Background Information or otherwise restricted ("Restricted Information"). Each Party will clearly mark or otherwise clearly indicate, whether orally or in writing, that such information is Restricted Information. Each Party's Restricted Information shall be and remain the property of such Party or its licensors, as the case may be. No Restricted Information, or any part thereof, received from the other Party hereto, shall be sold, assigned, leased, commercially exploited, or otherwise disposed of to third parties by such Party receiving such Restricted Information or its employees or agents. Restricted Information provided to each Party from such other Party in connection with the performance of this Agreement shall not be utilized by such receiving Party for any purpose other than that of performing its obligations or exercising its rights contemplated hereunder. Each Party shall use at least the same degree of care, but in no event less than a reasonable degree of care, to prevent disclosing Restricted Information of the other Party to third parties as it employs to avoid unauthorized disclosure, publication, or dissemination of its own information of a similar nature; provided that the Parties may disclose such Restricted Information to entities performing services required hereunder or to subcontractors, suppliers, or agents where (i) use of such entity is permitted to be used by such other Party,
(ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this Section 7.4. Each Party agrees to take reasonable steps to ensure that its employees, agents, and/or independent contractors comply with this Section 7.4. Upon the termination or expiration of this Agreement, or at any time requested by a Party, each Party shall return or destroy, as such Party may direct, all documentation in any medium that contains, refers to, or relates to the Background Information of the requesting Party. Each Party acknowledges and agrees that a breach of their respective obligations of this Section 7.4 would cause the other irreparable harm for which there is no adequate remedy at law and that accordingly each is entitled to injunctive relief and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

8.    INDEMNIFICATION AND LIABILITY

            8.1 Agreement of Indemnitors to Indemnify.

                  8.1.1 Each Party agrees to indemnify, defend (at the other Party's request), and save harmless the other Party and their Indemnitees from and against any Losses that arise out of or result from (1) injuries or death to persons or damage to property, including theft, in any way caused by the performance of the Services performed by such Party hereunder; (2) assertions under workers' compensation or similar acts made by persons furnished by such Party or by any of its subcontractors or by reason of any injuries to such persons for which such Party is responsible under workers' compensation laws;
(3) any failure on the part of such Party to satisfy all claims to third

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 15 of 24


parties for labor, equipment, materials, and other obligations relating directly or indirectly to the performance of the Services, unless caused by the other Party hereto; (4) Third Party Claims arising from any breach or failure to perform any covenant or agreement made in this Agreement; (5) Third Party Claims arising from the inaccuracy, untruth, incompleteness, or breach of any representation or warranty contained in or made pursuant to this Agreement or in any certificate, schedule, or Appendix furnished pursuant hereto or thereto; (6) infringement or alleged infringement of any third-party patent, copyright, trademark, database, trade secret, or similar rights occurring due to the use, sale, or licensing of any software, content, products, or services supplied or used by such Party in the performance of its obligations hereunder; or (7) libel or slander against, or invasion of the right of privacy, publicity, or property, or any misappropriation of any other right, of any third party in connection with the services or content supplied by such Party hereunder.

                  8.1.2 Each Party shall use its reasonable efforts to secure indemnification rights from each third party from which it after the date hereof licenses software, content, products, or services to be used by such Party and/or its Affiliates in connection with the Services, which rights cover Losses incurred by the other Party and its Indemnitees arising out of or resulting from the infringement or alleged infringement of third-party patent, copyright, trademark, database, trade secret or similar rights by the use of such licensed software, content, product, or services in connection with the Services to the same extent that the first Party is covered for such Losses.

            8.2 Limitations on Liability.

                  8.2.1 Except for breaches of the obligations set forth in
Section 7 above and each Party's indemnification obligations set forth in this
Section 8, each Party's liability hereunder to the other Party, if any, for any cause whatsoever, and regardless of form of action, whether in contract or tort, including negligence, warranty, strict liability, or otherwise, shall be limited to *****.

                  8.2.2 Notwithstanding anything to the contrary in this Agreement, neither Party hereto shall be liable to the other for any exemplary, incidental, indirect, punitive, special, or consequential damages (including without limitation any payment for lost business, future profits, loss of goodwill, reimbursement for expenditures made or commitments entered into, advertising costs, termination of employees or employees' salaries, overhead or facilities incurred or acquired based upon the business derived or anticipated under this Agreement), whether foreseeable or not.

                  8.2.3 All persons furnished by either Party hereto shall be considered solely that Party's employees or agents, and such Party shall be responsible for payment of all unemployment, social security, and other payroll taxes, including contributions required by law.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 16 of 24


            8.3 Procedures for Indemnification.

                  8.3.1 An Indemnification Claim shall be made promptly by an Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses, if known, and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other relevant information as such Indemnitee shall have concerning such Third Party Claim.

                  8.3.2 If the Indemnitee desires to participate in, but not control, any defense, compromise, and settlement of a Third Party Claim, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within thirty (30) days after written notice of such claim has been given to the Indemnitor by the Indemnitee (or such shorter period if necessary to avoid prejudice to the defense of such Third Party Claim), the Indemnitee shall have the right to undertake the defense, compromise, and settlement of such claim with counsel of its own choosing.

                  8.3.3 No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this Section shall be made without the prior written consent by or on behalf of the Indemnitor which consent shall not be unreasonably withheld or delayed. If the Indemnitor assumes the defense of a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent, which consent shall not be unreasonably withheld or delayed (it being understood that such consent must be given if (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claim that may be made by or against the Indemnitee, (2) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (3) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim), and (ii) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent. Each Indemnitee shall provide such assistance to the Indemnitor as may be reasonably requested by the Indemnitor in connection with the defense of the Third Party Claim.

                  8.3.4 Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, the obligation of the Indemnitor shall be immediately satisfied through payment to the appropriate Indemnitee.

            8.4 Insurance. The liability of the Indemnitor with respect to any Indemnification Claim shall be reduced by any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based.

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 17 of 24


9.    AUDIT RIGHTS

PLAYBOY shall have the right, at its own expense and on thirty (30) days written notice to SKYNET, to audit the records of SKYNET to verify the revenues received by SKYNET from Customers that are subject to the revenue share set forth in
Section 3.3.3 of this Agreement. Records subject to audit under this Section 9 shall extend no more than three (3) years prior to the request date. If such audit indicates an amount due to PLAYBOY, SKYNET shall promptly pay to PLAYBOY the amount underpaid. In addition, if such audit indicates that the amount underpaid is greater than ten percent (10%) of the total amount of the revenue share due to PLAYBOY under Section 3.3.3 of this Agreement, SKYNET shall pay to PLAYBOY, within five (5) working days of the completion of the audit, its reasonable out-of-pocket expenses incurred to conduct the audit, up to a maximum of twenty thousand dollars ($20,000.00). Notwithstanding the foregoing, PLAYBOY may not exercise its right to audit more than once per year. Audit scheduling shall be by mutual agreement (which agreement shall not be unreasonably withheld). PLAYBOY shall use its best efforts to complete any audit with in five
(5) working days. Copies of all audit reports (which shall only state the final results of such audit) shall be furnished to all Parties and shall be considered Confidential Information hereunder.

SKYNET shall have the right, at its own expense and on thirty (30) days written notice to PLAYBOY, to audit PLAYBOY's technical and operations logs, and such other information as SKYNET may reasonably request, and to inspect the equipment as specified in the Operations Plan at PLAYBOY's Andrita Studios facilities, to verify PLAYBOY's compliance with its obligations set forth in Sections 3.2.2, 3.2.3, 3.2.4, and 5.2 of this Agreement. Records subject to audit under this
Section 9 shall extend no more than three (3) years prior to the request date. If such audit and inspection indicates that PLAYBOY has materially failed to comply with such obligations, PLAYBOY shall pay to SKYNET its reasonable out-of-pocket expenses incurred to conduct the audit and inspection, up to a maximum of twenty thousand dollars ($20,000.00). In addition, PLAYBOY shall remedy such material failure to comply within five (5) working days or, in the event equipment is required to remedy the failure, as soon as reasonably practicable. Notwithstanding the foregoing, SKYNET may not exercise its right to audit and inspect more than once per year. Audit and inspection scheduling shall be by mutual agreement (which agreement shall not be unreasonably withheld) and must be completed within five (5) working days. Copies of all audit reports (which shall only state the final results of such audit) shall be furnished to all Parties and shall be considered Confidential Information hereunder.

10.   DISPUTE RESOLUTION

            10.1 Informal Dispute Resolution. Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 18 of 24


                  10.1.1 Designated representatives of each of the Parties (the "Representatives") shall meet for the purpose of endeavoring to resolve such dispute. The Representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to each other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The Representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one Party to the other for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position. The specific format for the discussions shall be left to the discretion of the Representatives, but may include the preparation of agreed-upon statements of fact or written statements of position.

                  10.1.2 If the Representatives conclude in good faith that amicable resolution through continued negotiation in this form does not appear likely, the matter will be escalated by formal written notification to a joint panel of PLAYBOY and SKYNET senior executive officers. This panel will meet as required to attempt to resolve the dispute. The number and nature of the senior executive officers will depend on the issues in dispute, but will include those senior executive officers with authority to resolve all matters in dispute. At either Party's election this panel will be facilitated by an external facilitator designated by both Parties whose fees and expenses will be shared equally by the Parties.

                  10.1.3 Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

                  (a) the panel referred to in Subsection 10.1.2 above concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (b) thirty (30) days after the initial request to negotiate the dispute. This provision shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to the other Party's creditors, or as provided in
Section 10.4.

            10.2 Arbitration. If the Parties are unable to resolve any controversy arising under this Agreement as contemplated by Section 10.1 and if such controversy is not subject to Section 10.4 of this Agreement, then such controversy shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association ("AAA Rules") by one or more arbitrators appointed in accordance with said AAA Rules. The arbitration shall take place in New York City, New York, and shall be conducted in English. The arbitrator(s) shall apply the substantive (not the conflicts) law of the state specified in the choice of law provision set forth elsewhere in this Agreement. The arbitrator(s) shall not limit, expand, or modify the terms of this Agreement nor award

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 19 of 24


damages in excess of compensatory damages, and each Party waives any claim to such excess damages. The award shall be in United States dollars. Judgment upon the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Each Party shall bear its own expenses (including attorney's fees) and an equal share of the expenses of the arbitrator(s) and the fees of the arbitration. Nothing in this Agreement shall be construed to preclude any Party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a Party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate. Both the foregoing agreement of the Parties to arbitrate any and all such disputes, claims, and controversies, and the judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

            10.3 Continued Performance. Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

            10.4 Equitable Remedies. The Parties acknowledge that, in the event that one Party breaches (or attempts or threatens to breach) its obligations under Section 7 ("Intellectual Property"), the other Party will be irrevocably harmed. In such circumstance, the non-breaching Party may proceed directly to Court.

11.   TERM AND TERMINATION

            11.1 Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of five (5) years, until February 3, 2008 (the "Initial Term"). This Agreement may be renewed by either Party for additional consecutive one (1) year terms (each a "Renewal Term") by providing written notice to the other Party at least sixty (60) days prior to the expiration date of the Initial Term or Renewal Term then effect, unless the other Party provides written notice within thirty (30) days of its receipt of the notice of renewal of its intention not to renew.

            11.2 Termination. This Agreement may be terminated at any time:

                  11.2.1 By mutual consent of the Parties; or

                  11.2.2 By either Party in the event of a material breach by the other Party of any material representation, covenant, or agreement contained in this Agreement which has not been cured within thirty (30) days after the receipt of written notice by the breaching Party of such breach.

                  11.2.3 Upon receipt of notice of non-renewal or proper termination of this Agreement, no new Customer Contracts or extensions of existing Customer Contracts may be entered into with a term extending beyond the termination date. Notwithstanding anything to the contrary herein, each Party agrees to perform its

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 20 of 24


obligations and duties with respect to the Services set forth herein to the extent necessary to perform Customer Contracts executed prior to notice of non-renewal or termination of this Agreement, and the rights and obligations of the Parties under this Agreement shall apply to such Customer Contracts for the term thereof as though this Agreement were still in effect.

            11.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.2, this Agreement shall become void, except that:

                  11.3.1 the provisions of this Section 11 and Sections 7, 8, 9, and 10 shall survive any such termination,

                  11.3.2 a termination pursuant to Section 11.2.2 shall not relieve the breaching Party from Liability for an uncured breach of this Agreement, and

                  11.3.3 a termination of this Agreement shall not affect the rights and obligations of the Parties under any other agreement unless so provided therein.

12.   MISCELLANEOUS

            12.1 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including any Appendices) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties, an Indemnitee, or their respective successors or permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

            12.2 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by one Party to the other Party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing (or if urgent notice is required, by telephone) and shall be delivered by hand, confirmed facsimile, reputable overnight mail, or mailed by first-class, registered, or certified mail, return receipt requested, postage prepaid, addressed as follows:

            PLAYBOY:
            2706 Media Center Drive
            Los Angeles, California 90065
            Attention: Jim English
            Telephone No.: 323-276-4000
            Fax No.: 323-275-4500

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 21 of 24


            SKYNET:
            500 Hills Drive
            Bedminster, New Jersey 07921
            Attention: Marcie Cetani
            Telephone No.: 908-470-3460
            Fax No.: 908-470-2453

            Either Party may designate by notice in writing a new address or addressee to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be delivered shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is delivered to the addressee named above as to each Party, with the signed messenger receipt, facsimile confirmation, return receipt, or the delivery receipt being deemed conclusive evidence of such delivery.

            12.3 Amendments. This Agreement may be amended only by a subsequent writing signed by both Parties upon the approval of each of the Parties.

            12.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. Delivery of a signature page by facsimile transmission shall be deemed to be legally sufficient execution and delivery of the page and the agreement or instrument for which it relates.

            12.5 Headings. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

            12.6 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to PLAYBOY and any successor to SKYNET. Neither Party shall be entitled to assign this Agreement and any of its rights and obligations hereunder to any third party without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party expressly shall have the right to assign this Agreement, including its rights, duties, and obligations hereunder, to its parent corporation or any present or future Affiliate or subsidiary, or in connection with the reorganization, merger, combination, or acquisition or sale of all or any part of its business or operations. In any assignment, the assignee shall agree in writing to assume all of the assigning Party's obligations, liabilities, terms, and conditions of this Agreement.

            12.7 Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 22 of 24


carried out as if any such illegal, invalid, or unenforceable provision were not contained herein. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            12.8 Taxes. Each Party shall bear sole responsibility for all taxes, assessments, and other levies related to its performance of this Agreement.

            12.9 Interpretations. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by both Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties hereto.

            12.10 Relationship of the Parties. Each of the Parties acknowledges that it is acting as an independent contractor, and each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed, all work or other obligations to be performed by such Party under this Agreement. Nothing herein contained shall be deemed or construed by either Party hereto or by any third party to create any rights, obligations, or interests in any third party, or to create any association, partnership, joint venture, the relation of principal and agent, the relation of employer and employee, or any fiduciary relationship of any kind between the Parties hereto.

            12.11 Publicity. Neither Party shall publicize or advertise in any manner the fact that it is providing Services to Customers pursuant to this Agreement, without the prior written approval (which shall not be unreasonably withheld or delayed) of the other Party, for each item of such advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials, or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by each Party; and approval, in each instance, shall be effective only if in writing and signed by said representative. Nothing herein shall prevent either Party from providing to the Federal Communications Commission or any other governmental agency information concerning this Agreement as required by Law or in response to a request for information by such governmental agency. Notwithstanding the foregoing, either Party may refer to the fact that it is providing the Services without the other Party's prior approval so long as such statements by the referencing Party (1) are limited to statements of fact and (2) do not act as an implied or direct endorsement of any product or service of the referencing Party by the other Party.

            12.12 Covenant of Good Faith. Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

            12.13 Force Majeure. Each Party shall be excused from performance under this Agreement and shall have no liability to the other Party for any period it is

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 23 of 24


prevented from performing any of its obligations, in whole or in part, as a result of delays caused by the other Party (or a subcontractor or agent thereof) or by an act of God, war, civil disturbance, fire, court order, labor dispute, third party performance or nonperformance, government or regulatory order or action, technical failure caused by devices, matters, substances, or materials beyond or out of the reasonable control of such Party, or other cause beyond its reasonable control, and such nonperformance shall not be a default under, or grounds for termination of, this Agreement.

            12.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving any effect to its conflict of law provisions.

            12.15 Compliance with Laws. The Parties and all persons furnished by either of the Parties shall comply at their own expense with all applicable federal, state, local, and foreign laws, ordinances, regulations, and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals, and inspections in performance of this Agreement.

            12.16 No Waiver/Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Party, any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

            12.17 Export Control. PLAYBOY will not use, distribute, transfer, or transmit any products, software, or technical information (even if incorporated into other products) provided to it by SKYNET under this Agreement except in compliance with U.S. and any other applicable national or local export laws and regulations, including the International Traffic in Arms Regulations, 22 C.F.R. sections 120-130 and the Export Administration Regulations, 15 C.F.R. sections 730-744 (the "Export Laws"). PLAYBOY will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to PLAYBOY by SKYNET or SKYNET's subsidiaries or Affiliates; or (b) the direct product of such software or technical data. PLAYBOY agrees to promptly inform SKYNET in writing of any written authorization issued by the U.S. Department of Commerce and/or State office of export licensing to export or re-export any such items referenced in
(a) or (b). PLAYBOY also will not, without the prior written consent of SKYNET, export or re-export, directly or indirectly, any technical data or software furnished hereunder subject to the Export Laws from the country in which SKYNET first provided the technical data or software to PLAYBOY hereunder, except to the United States. SKYNET agrees to comply with the same foregoing requirements in respect to any products, software, or technical information (even if incorporated with other products) provided to SKYNET by

                      LORAL SKYNET AND PLAYBOY PROPRIETARY

                                               Playboy Entertainment Group, Inc.
                                                      Contract Number GSS0210100
                                                            Terms and Conditions
                                                                February 4, 2003
                                                                   Page 24 of 24


PLAYBOY under or in connection with this Agreement. The obligations stated above in this clause will survive the expiration, cancellation, or termination of this Agreement.

PLAYBOY ENTERTAINMENT                   LORAL SKYNET, A DIVISION OF
GROUP, INC.                             LORAL SPACECOM CORPORATION


By: /s/ James L. English                By: /s/ Sandra James

Print: James L. English                 Print: Sandra James

Title: President                        Title: Director, Contract Management

Date: 2/6/03                            Date: 13 Feb 03

                      LORAL SKYNET AND PLAYBOY PROPRIETARY